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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 31, 1997, except for the stock split described in Note 31, which is as of August 28, 1997, relating to the financial statements of Doral Financial Corporation (formerly, First Financial Caribbean Corporation), which is included in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-43725) which is incorporated by reference in this Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" in such Prospectus incorporated by reference.






/s/  Price Waterhouse
PRICE WATERHOUSE


San Juan, Puerto Rico

February 12, 1998